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                                     FIRST UNION
                                   MANAGEMENT, INC.

                                        LEASE

                                 NORTH VALLEY CENTER


                             TELETECH TELESERVICES, INC.
                                         AND
                               TELETECH HOLDINGS, INC.

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    THIS LEASE, made and entered into as of the Date of Lease, by and between
FIRST UNION MANAGEMENT, INC., a Delaware corporation, hereinafter referred to as "Landlord", and TELETECH TELESERVICES, INC., a Colorado corporation, and TELETECH HOLDINGS, INC., a Delaware corporation, jointly and severally, hereinafter referred to as "Tenant".

                          W I T N E S S E T H:

    In consideration of the covenants and agreements hereinafter set forth, to be performed by the parties hereto, it is agreed by and between Landlord and Tenant as follows:

    1. DEFINITIONS AND BASIC TERMS. In addition to other terms which are defined in subsequent paragraphs of this Lease, the following terms, whenever set forth in initial capitals in this Lease, shall have the meanings set forth hereinbelow, except as otherwise expressly provided therein, or unless the context otherwise requires:

    (a)  Date of Lease:                The date on which Landlord executes the
                                                      Lease, as set forth on
                                                      page 13 hereof.

    (b)  Landlord's Mailing Address:   55 Public Square, Suite 1910
                                       Cleveland, Ohio 44113

    (c)  Tenant's Mailing Address:     1700 Lincoln Street, 14th Floor
                                       Denver, Colorado 80203

    (d)  Building:                     The enclosed building areas in the
         Center,                       as shown on Exhibit A-1 attached
         hereto.

    (e) Premises: The space on the second floor of the portion of the Building known as the "Burlington Building", containing approximately 53,000 useable square feet (56,180 rentable square feet), (but subject to remeasurement as provided under Paragraph 61 hereof), as hatched or outlined on the floor plan attached hereto as Exhibit A-1.

    (f)  Term: Eight (8) Years.

    (g) Commencement Date: The Term shall commence on the earlier of 1) December 1, 1995, or the date Landlord tenders possession of the Premises to Tenant with Landlord's Work substantially completed, whichever is later; or 2) the date Tenant commences to operate the Permitted Use from the Premises.

    (h)  Termination Date: The Term shall terminate on November 30, 2003.

    (i) Base Rent: Six Hundred Seventy-Six Thousand Nine Hundred Sixty-Nine and 00/100 Dollars ($676,969.00) per annum (equal to $12.05 per square foot), payable in equal monthly installments, in advance, at the rate of Fifty-Six thousand Four Hundred Fourteen and 08/100 Dollars ($56,414.08) per month.

    (j) Rent: The Base Rent or Adjusted Base Rent, as the case may be, and any other charges or sums payable hereunder.

    (k)  Security Deposit: N/A


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    (l)  Tenant's Share: The percentage which the rentable area of the Premises is of the total leased area of the Center. For purposes of calculating Tenant's Share, the square footage comprising the area presently occupied by Montgomery Ward shall be excluded from the total square footage of the Center. As of the Commencement Date, the Building has 452,300 total square feet, of which 148,670 is occupied by Montgomery Ward, leaving a difference of 303,630 square feet. Although the denominator in the calculation of Tenant's Share shall be that portion of the 303,630 square foot actually leased, in no event shall the denominator be less than 288,448 square feet (reflecting a minimum 95% assumed occupancy level). As of the Commencement Date, Tenant's Share is therefore agreed to be 19.48%. In the event that additional areas shall be included under this Lease, or that the total leased area of the Building is changed, said agreed percentage shall be proportionately adjusted, (but recognizing a minimum 95% assumed occupancy level).


    (m)  Permitted Use: General office and teleservicing services.

    (n) Base Year: The full calendar year commencing January 1, 1996, and ending December 31, 1996.

    (o) Comparison Year: The first full calendar year following the Base Year and each subsequent full calendar year during which this Lease shall continue in effect.

    (p) Operating Expenses: All expenses incurred during the year, whether the Base Year or a Comparison Year, in respect to the operation, improvement, repair, replacement and maintenance of the Center, including but without limitation, (i) the cost of utilities, heat, air-conditioning, insurance, labor, cleaning materials and supplies, and security, if any; (ii) expenses for management, maintenance of elevators and mechanical systems, rubbish removal, window washing and other services, and roof repairs and replacements (but not the replacement of the entire roof); (iii) the operation, improvement, repair, replacement and maintenance of the Common Areas and Facilities including all surfaces, floor and wall coverings, decorative items, and window coverings, lighting facilities and exteriors; and (iv) the cost of any operation, improvement, repairs, replacements or maintenance which does not materially add to the value of the Center nor appreciably prolong its life, but merely keeps it in ordinarily efficient operating condition. To the extent Landlord, in its discretion, elects to amortize any such operation, improvement, repair, replacement, or maintenance, said improvement may be amortized over a reasonable number of years, with an appropriate finance charge, all of which shall be considered an operating expense. Operating expenses shall specifically exclude (i) ground lease and debt service payments; (ii) the cost of items which would, in accordance with generally accepted accounting principles, be capitalized; (iii) items for which Landlord is reimbursed by insurance to the extent of such reimbursement; (iv) the cost of tenant improvements which do not generally benefit all tenants at the Center; (v) the cost of repairing defects in construction workmanship or materials which are covered by warranty; (vi) accounting and legal fees related to new leases and disputes with current or past tenants; and (vii) leasing and brokerage commissions.

    (q) Taxes: Taxes and assessments, special or otherwise, (including all expenses incurred in connection with disputing the amounts thereof) and sewer charges, if any, levied or assessed upon or with respect to


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         the Center and the land upon which it is located, (but excluding those portions of the Center which are separately assessed by the taxing authorities, including the portion of the Building occupied by Montgomery Ward as of the Commencement Date), or upon or against the rent payable hereunder or the privilege of leasing real property.


    (r) Common Areas and Facilities: Areas to be used in common with other tenants of the Center, including, but not limited to, the lobbies, vestibules, stairways, corridors, passenger and freight elevators, truck docks, and access roads.

    (s) Electric Charge: $108,909.20 per annum ($1.94 per rentable square foot).

    (t) Center: The North Valley Center, as described on Exhibit A attached hereto.


    2.  PREMISES; TERM.

         (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, to have and to hold for the Term and upon the conditions, covenants, and agreements hereinafter set forth.

         (b) Tenant shall have a nonexclusive right to use the Common Areas and Facilities of the Center, but subject to paragraph 17 hereof. Nothing herein contained shall be construed as a demise by Landlord to Tenant of the roof or exterior walls of the Building, of space outside the Premises, or of any air rights above or outside of the Premises or of the Common Areas and Facilities.

         (c) The useable square feet of the Premises, indicated in Paragraph 1(e), is computed by BOMA standards. No deductions shall be made for columns and projections necessary to the Building. The rentable square feet of the Premises, indicated in paragraph 1(e), is the useable square feet of the Premises plus a six percent (6%) additional area reflecting a share of the Common Areas and Common Facilities of the Building.

    3. POSSESSION. Landlord shall not be subject to liability for the failure to deliver possession on the Commencement Date, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder nor extend the Term hereof; however, the Rent reserved hereunder shall not commence to accrue until possession of the Premises is tendered to Tenant. If Landlord is unable to deliver timely possession of the Premises to Tenant due to delays occasioned by Tenant, the Rent reserved shall commence on the date possession of the Premises would have been delivered but for the delays of Tenant. Tenant shall be permitted access to the Premises prior to the Commencement Date at Tenant's risk to prepare the Premises for the Permitted Use. In the event, due to the negligence or wrongful acts of Landlord or Landlord's agents or employees Tenant is unable to open for business at the Premises by January 1, 1996, Landlord shall pay to Tenant all documented expenses incurred by Tenant as a result of such delay.

    4. RENT. Tenant shall pay Landlord the Rent, without deduction or offset, in lawful money of the United States, in advance, on the first day of each calendar month during the Term, at Landlord's Mailing Address, or at such other place as Landlord may from time to time designate in writing. The installment of Rent payable for any partial calendar month shall be pro-rated based upon a full calendar month. Checks delivered in payment of Rent shall not constitute payment until paid by the drawee. The covenant of Tenant to pay Rent hereunder shall be independent of any other covenant contained in this Lease.


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    5.  RENT ESCALATION.

         (a) There shall be added to the Base Rent for each Comparison Year, Tenant's Share of the net aggregate increase, if any, in the amount of Operating Expenses and Taxes for the Comparison Year over those for the Base Year, which Base Rent as so increased shall herein be referred to as the "Adjusted Base Rent". The Adjusted Base Rent for any Comparison Year shall serve as the basis for an estimate of the Adjusted Base Rent to become due for the next Comparison Year until the computation for that Comparison Year is made. The difference between the actual amount of the increase or decrease in Operating Expenses and Taxes for any Comparison Year and the estimated Adjusted Base Rent for such Comparison Year shall be paid by or to Tenant in a lump sum promptly upon presentation by Landlord to Tenant of a statement of said adjustment and a summary of Operating Expenses. After an Adjusted Base Rent has been established, it shall be due retroactively to the beginning of the calendar year and the remaining monthly installment shall be adjusted accordingly. The amount which Tenant is required to pay for Operating Expenses and Taxes in accordance with the foregoing shall be prorated, on a calendar year basis, for any partial year of the Term.

         With respect to Taxes, the statement of adjustment shall reflect, as of the date prepared, the Taxes incurred for the Base Year and for the Comparison Year, whether the same shall be definitive or subject to subsequent revision. Should the Taxes for the Base Year or for any Comparison Year, determined as above, be subsequently reduced or increased, Landlord shall recompute the Taxes using the amount of the Taxes for the Base Year, as so reduced or increased for all Comparison Years prior to the Comparison Year in which the reduction or increase is granted, and all changes of Adjusted Base Rent due from Tenant by reason thereof shall be payable within thirty (30) days after the statement therefor is rendered to Tenant. Notwithstanding anything herein to the contrary, any increase in Taxes solely resulting from a sale or refinancing of the Center shall not be recognized in calculating Tenant's share of Taxes.

         (b) Landlord shall keep and make available to Tenant, at any reason-able time during business hours, for a period of sixty (60) days after statements for rental payments are rendered to Tenant, records, in reasonable detail, of Operating Expenses and Taxes for the period covered by such statement, or statements. If Tenant shall not dispute any item, or items, of any such statement within thirty (30) days next after such statement has been rendered, Tenant shall be deemed to have approved such statement.

         (c) Notwithstanding anything herein to the contrary, for purposes of calculating Tenant's Share of Operating Expenses, increases in total Operating Expenses of the Center, exclusive of utilities and insurance costs, shall be capped at 4% per annum. However, to the extent increases in said portion of the Operating Expenses are less than 4% in any year, the difference between the actual increase and 4% (the "Reserve") shall accumulate, and all or a portion of the Reserve may be used in subsequent years to make up any difference between the actual increase in such Operating Expenses and 4%.


    6.  SECURITY DEPOSIT. Intentionally omitted.



    7. PERSONAL PROPERTY AND BUSINESS TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures and all property


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of Tenant located in the Premises. When possible, Tenant shall cause said fixtures and property to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Tenant's fixtures and property shall be assessed and taxed against Landlord, then Tenant shall pay said taxes within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth the amount of such taxes applicable to Tenant's fixtures and property. Tenant shall pay, prior to delinquency, all license fees and taxes which may be imposed upon the business of Tenant conducted in the Premises.

    8. USE. Absent the prior written consent of Landlord, Tenant shall not use or occupy the Premises other than for the Permitted Use. Tenant shall not use or occupy the Premises in violation of any law or of the certificate of occupancy issued for the Building. Upon five (5) days' written notice from Landlord, Tenant shall discontinue any use of the Premises which is declared unlawful or which imposes any duty upon Landlord. Tenant shall not permit anything to be done, which will invalidate or increase the cost of any insurance covering the Center, the Building or property located therein. Upon receipt of a statement from Landlord's insurance carrier, Tenant shall promptly reimburse Landlord for any additional premium charged by reason of Tenant's failure to comply with the provisions hereof. Landlord agrees that, providing Tenant is continuously operating from the Premises, it will not lease additional space in the Center to a tenant whose primary business is the provision of high-volume inbound toll-free customer service and technical support services on behalf of third party customers or entities unrelated to such third party customers or entities requesting such services. Landlord further agrees that, providing Tenant is continuously operating from the Premises, it will not lease additional space in the Center to a tenant providing for such third party customers or entities, as its primary business, telephonic outbound operations relating primarily to database development, marketing research, third party telecommunications carrier call verification services, and the sale of telecommunications services and software products, services and support, so long as such tenants utilize over 200 telephone workstations at any given time. In the event Landlord does lease other space in the Center to such other tenant, following written notice to Landlord, as and for Tenant's sole remedy Base Rent otherwise due of Tenant shall be reduced by $10.00 for each square foot of space leased to such other tenant.

    9.  ALTERATIONS AND IMPROVEMENTS. Landlord agrees to perform Landlord's
Work in accordance with all terms and conditions set forth in the Work Letter attached hereto and with all applicable laws, ordinances, rules and regulations. Tenant agrees to perform any further alterations or improvement in accordance with plans and specifications prepared by a certified architect, all at Tenant's sole cost and expense, subject to Landlord's prior approval, and all applicable laws, ordinances, rules and regulations. Tenant shall forward to Landlord, prior to commencing any alteration or improvement to the Premises, three (3) sets of blueprints and one (1) set of sepias of Tenant's proposed work. Provided such documentation is sent to Landlord by certified mail or overnight mail, and further provided Landlord fails to provide Tenant with approval or constructive comments within fifteen (15) days of Landlord's receipt thereof, as evidenced by the official return receipt, approval shall be deemed given. Landlord may at its sole discretion impose requirements upon the manner of performance of any work by or for Tenant. All work shall be performed in a good and workmanlike manner using quality material and shall be promptly completed, lien-free, by a contractor who is insured, and pre-approved by Landlord. Prior to the commencement of such work, Tenant agrees to deliver to Landlord a Certificate of Worker's Compensation insurance in statutory limits from each contractor and subcontractor as well as evidence of automobile insurance, including "non-owned" automobiles, covering personal injury, bodily injury and property damage including death resulting therefrom, in the amount of $1,000,000.00 combined single limit and comprehensive general liability in the amount of $1,000,000.00 combined single limit, with Landlord as an additional named insured.


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    Prior to occupancy of the Premises, Landlord shall provide Tenant with manufacturer's warranties and those given to Landlord by contractors performing Landlord's Work. As to any Tenant's Work, Tenant shall provide Landlord with properly completed lien waivers executed by Tenant's general contractor, every subcontractor and laborer participating in Tenant's work, and every material supplier delivering materials directly to the Premises. Tenant's failure to provide said lien waivers within thirty (30) days after the completion of the renovation work may be deemed a material default of this Lease. Tenant shall also submit a Certificate of Occupancy to Landlord upon demand therefor. Tenant shall provide Landlord with all reasonably requested documentation necessary to allow Landlord to claim any applicable investment tax credit under the Internal Revenue Code.

    10. OWNERSHIP OF IMPROVEMENTS. All alterations and improvements in or upon the Premises, made by either party (except to Tenant's personal property, furniture and furnishings, signs and trade fixtures), shall become the property of Landlord and shall be surrendered with the Premises as provided for herein.

    11.  REPAIRS TO PREMISES.

         (a) Landlord's obligation to make repairs to the Premises shall pertain only to the structural portions of the floor, ceiling, and perimeter walls, and HVAC systems, plumbing and wiring not in each instance exclusively serving the Premises, unless the necessity for such repairs shall have been occasioned by the Tenant or any permitted subtenant or licensee of Tenant, or their respective employees, agents, contractors or any person, firm or corporation acting on its behalf. In such event, Tenant agrees to make such repairs at Tenant's sole cost and expense. Landlord shall not be required to commence any repair until after written notice from Tenant, except in case of an emergency. Tenant shall allow Landlord a reasonable time in which to commence and complete such repairs. Landlord shall use all reasonable efforts to make such repairs, with a minimum of inconvenience, disruption, or loss of business to Tenant.

         (b) Except where resulting from the negligence or wrongful acts of Landlord or Landlord's agents or employees, and except as provided in subparagraph (a) of this paragraph, Tenant agrees, at Tenant's own cost and expense, to keep and maintain the Premises and each and every part thereof in good repair and condition and to make all repairs and replacements thereto, and to the fixtures and equipment therein and the appurtenances thereto. Tenant shall keep and maintain the Premises in a first-class and attractive condition throughout the Term. Tenant shall replace all damaged interior glass with glass of equal quality. In the case of damage or destruction by fire or other insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

         (c) Following the initial construction of the Premises in accordance with the provisions hereof, Tenant may, at its own cost, paint, paper or change floor coverings, or otherwise alter the Premises, provided that (i) the structural integrity or value of the Building shall not be adversely affected; (ii) the cost of any such alteration does not exceed One Dollar ($1.00) per square foot of the Premises; and (iii) the sprinkler system, if any, is not thereby affected. In all other instances, Tenant shall secure prior written approval of Landlord. At the time such approval is sought, Tenant shall submit to Landlord plans and specifications for such work, together with the name of the contractor and a statement of the estimated cost thereof. Provided such documentation is sent to Landlord by certified mail or overnight mail, and further provided Landlord fails to provide Tenant with approval or constructive comments within fifteen (15) days of Landlord's receipt thereof, as evidenced by the official return receipt, approval of said plans and specifications shall be deemed given. Prior to the commencement of such work, Tenant agrees to deliver to Landlord a certificate of worker's compensation insurance in statutory limits from


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    Tenant's contractor as well as evidence of insurance coverages to be maintained by Tenant hereunder. Such work shall be promptly completed in accordance with such approved plans and specifications, all applicable laws and ordinances, and rules and requirements of Landlord's insurance carriers made known in writing to Tenant, subject to the terms of Tenant's indemnity set forth under paragraph 16 hereof and Tenant's obligation to insure such liability under paragraph 28 hereof.

         (d) The term "repairs" shall mean all repairs, replacements, renewals, alterations, additions, improvements and betterments.

         (e) If Tenant shall fail, refuse or neglect to make repairs in accordance with the provisions of the foregoing paragraphs or if Landlord is required to make any repairs by reason of any act, omission or negligence of Tenant, or permitted subtenant, business invitee or licensee of Tenant, or their respective employees, agents or contractors or any person, firm or corporation acting on Tenant's behalf, Landlord shall have the right, upon ten (10) days' notice (except in case of an emergency), to make such repairs on behalf of Tenant and to enter upon the Premises for such purposes, and add the reasonable, documented cost thereof, to the next installment of Rent due and Tenant agrees to pay such amount. Nothing contained in this paragraph shall be deemed to impose any duty upon Landlord. Any cost incurred by Landlord and chargeable to Tenant as herein provided shall be reduced to the extent that Landlord is reimbursed under any policy of insurance.

    12. CENTER SERVICES. Landlord agrees to maintain the Center in good, first quality repair, and to provide all commercially reasonable services relating to the operation of a good quality commercial building and parking area.

    Landlord shall furnish to the Premises reasonable amounts of air conditioning and heat, and shall furnish at all times reasonable amounts of elevator service and electric current for normal lighting and office machines, water for lavatory and drinking purposes, and maintenance services to include exterior window washing at a frequency to be determined by Landlord, and labor only for lighting replacement during normal business hours. Tenant shall provide its own janitorial services to the Premises. Tenant agrees to pay Landlord all charges reasonably associated with the providing of HVAC service at hours other than 7:00 a.m. through 10:00 p.m. daily, and in addition, will reimburse Landlord for the cost of HVAC provided on usual holidays. The cost for HVAC service between the hours of 10:00 p.m. and 7:00 a.m. and on usual holidays shall be calculated at the rate of $8.50 per hour, unless it can be determined, by meter or otherwise, when the chiller unit is operating and when the system is pulling outside air only. In said event the cost for HVAC service between the hours of 10:00 p.m. and 7:00 a.m. and on usual holidays, to include New Years day, Christmas day, Thanksgiving, Memorial Day, Labor Day and Fourth of July, shall be calculated at the rate of $32.00 per hour when the chiller unit is operating and $3.50 per hour when the system is pulling outside air only.

    Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper protection of all Building services. Landlord shall at all reasonable times have free access to all mechanical installations of Landlord. Any failure to furnish any of said utilities and services shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises, nor render Landlord liable to Tenant, nor relieve Tenant from the performance of its Lease obligations when such failure is caused by strikes, accidents, or conditions beyond the control of Landlord.

    Tenant agrees not to use any apparatus or device not typically used in Tenant's normal business operation which may increase the amount of such services


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usually furnished to the Premises without the prior written consent of Landlord.
Landlord reserves the right to charge for such increased services.

    Landlord will provide for Tenant's employees' exclusive use an area contiguous to the Premises outside of the Building of approximately 2,000 square feet within which smoking will be permitted (if permitted by law). Tenant agrees not to permit smoking in any interior areas of the North Valley Center.

    13.  ELECTRICAL CURRENT.

    As of the Date of Lease the cost of electric current is included in the Base Rent; there is no separate charge to Tenant for such service. In the event Landlord is permitted to charge for electric service, the portion of the Base Rent which shall represent the charge to Tenant for electric current (the "Electric Charge" as defined in Paragraph 1(s), which Charge does not include HVAC operating costs) shall be subject to a proportionate increase in the event of (i) any documented increase in the cost to Landlord of furnishing such electric current, or (ii) any increase in Tenant's equipment, facilities or fixtures. Should the parties not agree on the amount of any such adjustment, the determination thereof by an electrical consultant, mutually agreed upon by Landlord and Tenant, shall be binding.

    So long as such change does not inhibit Tenant from conducting its business, Landlord may change the method of furnishing electric current upon giving Tenant not less than thirty (30) days written notice and Tenant shall, at Tenant's expense, make such alternative arrangements as may be approved by Landlord in writing.

     Landlord covenants and agrees that it will provide feeders in accordance with the specifications set forth in the Work Letter. Tenant covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Premises, the Building, the risers or wiring installations. Except with Landlord's prior written consent, Tenant may operate only standard household and office equipment at the Premises and equipment generally used in the Permitted Use, to include a reasonable number of personal computers, typewriters, clocks, calculators, xerographic copying machines, telephone switching equipment, and audio-visual equipment. In the event Tenant installs or operates any other or additional electrical equipment without Landlord's prior written consent, Tenant shall pay to Landlord, on demand, as and for liquidated damages, a sum equal to the estimated additional cost to Landlord for the operation of such equipment. In the event Tenant should request electric current in excess of the capacity of the existing electrical systems for the Building, and in the event Landlord consents to any such increase, all work to increase such current shall be done at Tenant's sole cost and expense.

    Landlord shall not be deemed guilty of an eviction or disturbance of Tenant's use and possession of the Premises nor shall Landlord be liable for the failure of any supply in the electric current unless substantially caused by Landlord's negligence. Landlord agrees, at no cost to Tenant, to make available to Tenant space proximate to the Premises for Tenant's installation of a generator for use in the event of a power outage at the Premises.

    14.  ACCESS.

         (a) Landlord shall provide access to the Premises for Tenant's employees via the southwest entrance to the common area of the Building. Landlord shall provide access to the Premises for Tenant's invitees via the northwest entrance to the common area of the Building. Such access points shall be prominently marked by Tenant, at Tenant's cost, and in accordance with the signage provisions of Paragraph 60.


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         (b) Following notice to Tenant (except in cases of emergency),
    Landlord and its agents shall have the right to enter the Premises at all reasonable times during Tenant's normal business hours for the purpose of inspecting the same, showing the same to prospective mortgagees, tenants, purchasers of the Building, and other business invitees of Landlord and making alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part for any purpose whatsoever related to the safety, protection or preservation of the Premises, the Building or Landlord's interest. During the six (6) months prior to the end of the Term, Landlord may show the Premises to prospective tenants and may display "For Rent" signs thereon. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may, after reasonable attempts to notify Tenant, enter forcibly without liability to Tenant, except for any failure to exercise due care for Tenant's property, and without affecting this Lease. Landlord shall not be deemed guilty of an eviction or disturbance of Tenant's use and possession of the Premises nor shall Landlord be liable to Tenant in any manner on account of any entry permitted hereunder unless Landlord fails to exercise due care for Tenant's property.

    15. INABILITY TO PERFORM. Except for Tenant's obligation to pay rent, this Lease and the obligations of the parties hereunder shall not be affected or impaired because either party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of labor troubles or any other cause beyond the control of such party.

    16. INDEMNIFICATION. Tenant shall defend, indemnify and save harmless Landlord from and against any and all loss, cost, damage, expense (including reasonable attorney fees) and liability of any nature whatsoever arising out of or connected with the use or occupancy of the Premises by Tenant, its agents and employees in or on the Premises, the approaches thereto and/or the Common Areas, or arising or alleged to have arisen out of the acts or omissions of Tenant's officers, agents, employees or invitees. Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause other than Landlord's gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

    Landlord hereby agrees to defend, pay, indemnify and hold Tenant harmless from and against any and all claims, demands, fines, suits, actions, proceedings, orders, demands and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys' fees, resulting from or in connection with loss of life, bodily injury or property damage arising out of the negligence of Landlord or its employees, agents or contractors in the common areas of the Center or in the performance of Landlord's maintenance obligations set forth at paragraphs 11 and 12, except nothing herein mentioned shall excuse or exculpate Tenant or its employees, agents or contractors from its or their negligence; and in such case the indemnification and hold harmless provided herein shall not apply to the extent of Tenant's negligence.

    Tenant releases Landlord from all liability for any damage to property entrusted to employees of the Building, and for injury to persons or for loss of or damage to any property by theft or otherwise, unless caused by or due to the negligence of Landlord, its agents, or employees, or unless directly resulting from Landlord's written instruction. Neither Landlord nor its agents shall be liable for interference with light or other intangible rights, nor for any latent defect in the Premises or in the Building.

    17. RIGHTS OF LANDLORD. The Landlord reserves the following rights: (a) to change the name of the Building without notice or liability to Tenant; (b) to designate all sources furnishing sign painting or lettering and toilet supplies used on the Premises, provided such sources are at or below market cost; (c) constantly to have pass keys to the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building, except as otherwise limited hereunder; and (e) at any time, whether at the insistence of Landlord or pursuant to government requirements, at Landlord's expense, to decorate or make repairs, alterations, additions, or improvements, whether structural or otherwise, in or to the Building or any part thereof, including the Premises, provided, however, that no work hereunder shall be performed within the Premises without notice to and consultation with Tenant. Without limiting the generality of the foregoing rights, Landlord shall specifically have the right to alter, improve or rebuild the lobby of the Building or any part thereof.

    In connection with making repairs, alterations or additions under the terms of this paragraph, Landlord shall have the right of access through the Premises, as well as the right to take into, upon and through the Premises, all material that may be required to perform the foregoing, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other Building facilities or temporarily to abate the operations of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability for damages to Tenant's property, business or person and without liability to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The Rent reserved herein shall not abate while the foregoing is being performed and Tenant shall not be entitled to maintain any offset or counterclaim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by the Tenant. However, all such work shall be done in such manner as to cause Tenant the least inconvenience practicable. Landlord reserves and shall have the right to enter upon the Premises for the purpose of posting and maintaining any such notices on the Premises as may be necessary. In the event Tenant is unable to operate the Permitted Use from the Premises for a period exceeding forty-eight (48) hours as a result of Landlord's work hereunder, rent shall abate for such period of closure.

    18. ASSIGNMENT AND SUBLETTING. Tenant may, without the prior written consent of Landlord, assign, convey, mortgage or sublet all or a portion of the Premises or any interest therein, or allow any transfer thereof to any subsidiary or affiliate, provided Tenant remains liable for full performance hereunder. All other assignments and transfers of interest shall be with the prior consent of Landlord, and shall be subject to terms and conditions reasonably acceptable to Landlord. In the event Tenant assigns or subleases a portion of the Premises to a third party, Landlord shall have the option to exclude said portion of the Premises from this Lease, and to lease such space directly to such third party tenant. In such event, Tenant agrees to execute an Amendment and Supplement to Lease reflecting the newly defined Premises and the Base Rent proportionately adjusted to reflect the reconfigured Premises. In the event Tenant assigns or subleases the entire Premises to a third party, Landlord shall have the option following reasonable notice to Tenant to terminate this Lease, effective upon the date such assignment or sublease was to take effect. In such event Tenant agrees to execute a Termination of Lease in form and substance reasonably satisfactory to Landlord and Tenant.


    Where Tenant elects to assign or sublease all or a portion of the Premises as set forth above, and Landlord does not elect to terminate or amend the Lease as set forth above, any rental sums received by Tenant in excess of the Base Rent payable hereunder by Tenant to Landlord shall be divided equally by and between Landlord and Tenant after deduction of Tenant's documented costs relating to such assignment or sublease.

    19. DAMAGE OR DESTRUCTION. If the Premises or the Building are damaged by fire or other casualty insured under policies of insurance carried by Landlord, the damage to the Building shall be repaired by and at the expense of Landlord and the damage to the Premises shall be repaired by and at the expense of Landlord and Tenant to the extent of their respective obligations to maintain and repair the

Premises pursuant to paragraph 11 hereof, provided such repairs can, be made within fifteen (15) days after the occurrence of such damage without the payment of overtime or other premiums. There shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of forty-eight (48) hours or less. Any abatement hereunder shall be retroactive to the date of damage. If the damage is due to the fault or neglect of Tenant or its employees, agents, or contractors there shall be no abatement of Rent regardless of the period which the Premises are unusable.

    If repairs cannot be made within fifteen (15) days, Landlord may, at its option, and following ten (10) days notice, afford a reasonable time within which they are to be made and in such event this Lease shall continue in effect and the Rent shall be pro-rated for that apportioned period which the Premises are untenantable.

    A total destruction of the Building in which the Premises are located shall automatically terminate this Lease.

    20. EMINENT DOMAIN. If the whole of the Premises, or so much thereof as to render the balance reasonably unusable by Tenant, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, or as otherwise herein provided, whichever is later. Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation. In the event of a partial taking which does not result in a termination of this Lease, the Rent shall be apportioned according to that part of the Premises remaining unusable. Landlord may without any obligation or liability, but following notice to Tenant stipulate with any condemning authority for a judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said stipulation.

    21. DEFAULT. The occurrence of any of the following shall constitute an event of Default:

         (a) The vacation, abandonment or desertion of the Premises by Tenant and Tenant's failure to pay rent.

         (b) A failure by Tenant to make any payment hereunder where such failure continues for five (5) days after the date such payment was due.

         (c) A failure by Landlord or Tenant to observe and perform any other provision of this Lease for fifteen (15) days after notice thereof; provided that if the nature of such Default is such that the same cannot reasonably be cured within such period, the defaulting party shall not be deemed to be in Default if within such period such party commences to cure such Default and thereafter diligently prosecutes the same to completion.


         (d) The making by Tenant of any general assignment for the benefit of creditors; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

    If an event of Default shall occur, Landlord may, at any time:

         (i) re-enter the Premises with or without process of law and take possession thereof and of all equipment and other property of Tenant therein and expel or remove Tenant and all other parties occupying the Premises without terminating this Lease, and at any time relet the Premises, or any part thereof, upon such conditions and at such rental as Landlord may deem proper. In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from tenant hereunder, (including, without limitation, such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, or repairing the same for reletting, and all other expenses, commissions and charges). In the event that Landlord shall collect rent or other charges from a tenant to whom the Premises have been relet, said amounts shall be applied to the payment of any indebtedness due hereunder. Landlord shall not by any re-entry or other act be deemed to have terminated this Lease or the liability of Tenant for the total liability hereunder unless Landlord shall give Tenant written notice of Landlord's election to terminate this Lease.

         (ii) give written notice to Tenant of Landlord's election to terminate this Lease. In the event this Lease is terminated pursuant to the provisions of this paragraph 21, Landlord may recover from Tenant all damages related to Tenant's Default, including reasonable attorneys' fees and an amount equal to the maximum allowed by any statute or rule of law.

    If Tenant shall Default in the payment of any rental or other charge payable hereunder and such Default continues for two (2) consecutive months, or for a total of four (4) months in any twenty-four (24) month period, or if Landlord or Tenant shall default in the performance of any other covenant of this Lease more than three (3) times, in the aggregate in any twenty-four (24) month period then, notwithstanding that such Default shall have been cured, any further similar Default shall be deemed deliberate and, as to Tenant, Landlord may terminate this Lease without affording to Tenant an opportunity to cure such Default or, as to Landlord's default, Tenant may cure such Default of Landlord and deduct the documented cost thereof from future rent. Landlord agrees to co-operate with Tenant to abate any nuisance or default situation beyond the ability of Tenant to cure.

    22. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations attached hereto, and such other rules and regulations as Landlord may reasonably adopt following written notice to Tenant. Landlord shall not be liable to Tenant for the breach of any condition, covenant, or agreement in any lease by any other tenant in the Center. Landlord agrees to make all reasonable efforts to abate any such breach.

    23. REQUIREMENTS OF LAW. Tenant shall, at its sole cost and expense, promptly comply with all laws, orders, regulations and requirements of all public authorities and any fire underwriters insurance rating agency or similar organization which may impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or with respect to the Building if arising out of Tenant's use or manner of use of the Premises or the Building. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this paragraph.

    24. SURRENDER OF PREMISES. At the termination of this Lease Tenant shall surrender up the Premises (and all keys thereto) to Landlord in good condition, reasonable wear and tear excepted. Tenant shall remove its trade fixtures, personal property and signs, provided such removal will not structurally damage the Premises. If Tenant shall fail to remove any of Tenant's said trade fixtures, personal property and signs within five (5) days after termination, Landlord may relocate such items to a reasonably secure location (of which Tenant must be notified) at Tenant's cost, and after thirty (30) days following receipt of notification said property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at Tenant's expense, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred therefor. Tenant hereby indemnifies Landlord against any and all losses, costs, damages, liabilities and expenses resulting from Tenant's failure or delay in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of the Term.

    25. QUIET ENJOYMENT. So long as Tenant is paying the Rent herein reserved and is performing and observing all of the other conditions, covenants, and agreements of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof, without any hindrance from Landlord or any person or persons claiming by, through or under Landlord, subject to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated. Landlord agrees to use reasonable efforts to perform construction and maintenance work that may cause noise or interfere with Tenant's Permitted Use, outside of normal business hours.

    26.  LANDLORD'S LIEN. Intentionally omitted.

    27. LIENS. Tenant shall do all things necessary to prevent the filing of any lien against the Premises or the Building or the interest of the Landlord or any underlying lessor therein or the interest of any mortgagee or holder of any deed of trust covering the Building by reason of any work, labor, services or materials claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. Tenant shall either cause such lien to be vacated and canceled of record within forty-five
(45) days after the date of the filing thereof or, Tenant shall furnish such security by surety bond to release the same. If Tenant shall fail to vacate or release such lien in the manner and within the time period provided herein, then Landlord may vacate or release the same. Tenant shall repay to Landlord all expenses, including reasonable attorneys' fees, incurred in connection therewith.

    28.  INSURANCE.

         (a) LIABILITY INSURANCE CARRIED BY TENANT. Tenant shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" Endorsement and contain an amendment to the Pollution Exclusion to cover damage caused by heat, smoke or fumes from a hostile fire. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

         (b) LIABILITY INSURANCE CARRIED BY LANDLORD. In the event Landlord is the insuring party, Landlord shall also maintain liability insurance described in Paragraph 28(a) above, in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

         (c) TENANT'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 28(d), Tenant at its cost shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, Tenant alterations, in, on, or about the Premises similar in coverage to that carried by the insuring party. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant alterations. Tenant shall be the insuring party with respect to the insurance required by this Paragraph 28(c) and shall provide Landlord with written evidence that such insurance is in force.


         (d) INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A X or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph
    28. If Tenant is the insuring party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the insuring party shall fail to procure and maintain the insurance required to be carried by the insuring Party under this Paragraph 28, the other Party may, but shall not be required to, procure and maintain the same, but at Tenant's expense.

    29. WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the other party's property arising out of or incident to the perils required to be insured against under Paragraph
28. The effect of such release and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

    30. WAIVER. No waiver by either party of any provision of this Lease or consent to any act shall be deemed to render unnecessary the obtaining of consent to or waiver of any subsequent act of such party or provision of this Lease. No agreement to accept a surrender of the Premises shall be valid unless in writing and signed by two (2) officers of Landlord.

    31. UNAVOIDABLE DELAYS. The provisions of this paragraph shall be applicable if there shall occur any labor disputes, inability to obtain labor or materials, or acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty or other conditions beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as a result of any of the above mentioned events, fail to timely perform any of its obligations, then such failure shall be excused and not be a breach of this Lease by the party in question, to the extent and for the time occasioned by such event. Notwithstanding anything to the contrary herein contained, the provisions of this paragraph shall not be applicable to Tenant's obligations to pay Rent and lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. As a condition precedent to Tenant claiming or relying upon an unavoidable delay, Tenant shall give written notice to Landlord of such event. Landlord agrees to use reasonable efforts to advise Tenant of unavoidable delays in Landlord's material obligations under this Lease affecting Tenant.

    32. SUBORDINATION. This Lease is, unless Landlord shall otherwise elect, subject and subordinate to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title to the Building and to all ground and underlying leases and mortgages or financings which may be placed against or affect the real property of which the Premises forms a part. The term "mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. No further instrument shall be necessary unless required by any such ground or underlying lessor or mortgagee. Should any ground or underlying lessor or mortgagee lease and/or mortgage the real property of which the Premises forms a part, or any part thereof, or should Landlord or any ground or underlying lessor or mortgagee for any other reason desire confirmation of such subordination, the Tenant, within ten (10) days following Landlord's written request therefor, shall execute and deliver, without charge, any documents reasonably necessary (in form acceptable to such ground or underlying lessor or mortgagee) to subordinate this Lease and Tenant's rights hereunder.

    33. NOTICE TO MORTGAGEE. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease by reason of a constructive or actual eviction or otherwise, Tenant shall not exercise any such right until Tenant shall have given written notice of such act or omission to the holder of any first mortgage to which this Lease is subject and subordinate, if the name and address of such holder shall previously have been furnished to Tenant. During the period between the giving of such notice and the remedying of such act or omission, the Rent to be paid by Tenant as provided in this Lease shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

    34. ATTORNMENT. In the event of a sale, transfer, or assignment of Landlord's interest in the Center, the Building or any part thereof, including the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of any power of sale under any mortgage made by Landlord covering the Center, the Building or any part thereof, including the Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the Center, the Building or any part thereof, including the Premises, Tenant will attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord, provided such transferee, purchaser, ground or underlying lessor or mortgagee agrees to assume all obligations of Landlord under the Lease.

    35.  ESTOPPEL CERTIFICATE.

         (a) Tenant shall, at any time, upon not less than ten (10) days' written notice from Landlord, execute, acknowledge and deliver to Landlord a statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

    36.  INTEREST ON PAST DUE OBLIGATIONS.  If Tenant shall fail to pay any
Rent after the same becomes due and payable, including bank drafts returned unpaid, such unpaid amounts shall bear interest from the due date thereof to the date of the payment at the lesser of eighteen percent (18%) per annum, or such other rate as is the highest legal rate of interest chargeable in the state where the Building is located.

    37. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Premises or in the real property of which the Premises is a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee assumes such obligations of Landlord from the date of transfer.

    38.  HOLDING OVER.  For a period of 6 months following the Termination
Date, if Tenant shall hold over beyond the Term with the consent of Landlord, such holding over shall be construed to be a month-to-month tenancy, terminable by either party upon one hundred twenty (120) days' written notice to the other, in accordance with the terms and conditions hereunder (so far as same are applicable to a month to month tenancy) and Tenant will pay rent at a rate of 135% of the Adjusted Base Rent, together with any other amounts payable hereunder. Thereafter, any holding over shall be a month-to-month tenancy terminable at the end of the month following at least thirty (30) days written notice to the other party, at a Base Rent equal to 150% of the Adjusted Base Rent.

    39. FIELD MEASUREMENT UPON COMPLETION OF CONSTRUCTION; RENTAL ADJUSTMENTS. Landlord and Tenant shall remeasure the Premises (using BOMA standards), to determine the number of square feet contained in the Premises, and upon the determination of such actual square footage, the following items shall be adjusted in the manner set forth below:

    (a) Premises [paragraph 1(e)]: The actual number of square feet shall be adjusted to conform to the actual measurements of the Premises;

    (b) Base Rent [paragraph 1(i)]: The figures set forth thereat shall be adjusted substituting therefor the number obtained by multiplying the number of square feet actually contained in the Premises as determined aforesaid by the applicable Rental Rate set forth at Paragraph 1(i) of the Lease:

    (c) Tenant's Share [paragraph 1(1)]: The percentage of Tenant's Share shall be amended to reflect the actual percentage of Tenant's Share of the Building.

    (d) Electric Charge [Paragraph 1(s): The Electric Charge shall be amended to reflect the actual square footage of the Premises.

    (e) Tenant's Construction Allowance and the amount of Landlord's construction costs set forth or referenced at Paragraph 56 of the Lease.

    (f) The Base Rent payable during the Extension Options set forth at Paragraph 57 of the Lease.

    All such adjustments enumerated in this paragraph 39 shall be confirmed by an amendment and supplement to the Lease in form and substance satisfactory to Landlord.

    The determination of the number of square feet in the Premises by such remeasurement shall be final, conclusive and binding on the parties hereto for all purposes of the Lease.

    40. ACCORD AND SATISFACTION. Unless otherwise agreed to by both parties in writing, no payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Rent shall be deemed to be other than on account of the earliest stipulated Rent then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease.

    41. ATTORNEYS' FEES. In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or in the event that Tenant shall bring any action for any relief against Landlord arising out of this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

    42. FEES OR COMMISSIONS. Tenant warrants and represents to Landlord that, to the best of Tenant's knowledge, except for Barrett Associates, Inc., a Colorado corporation, with a mailing address of 3811 S. Atchison Way, Aurora, Colorado 80014, and Timothy Glenn of The Staubach Company, with a mailing address of 1200 17th Street, Suite 1300, Denver, Colorado 80202, there are no possible claims for brokers' commissions or finders' fees to be paid by Landlord in connection with this Lease and Tenant shall indemnify and hold Landlord harmless against and from any loss or expense which may arise from any such claim of which Tenant knew or should have known, or which may result from any conversations or negotiations had by Tenant directly with any other broker or finder.

    43. BUILDING NAME; RELATIONSHIP. Tenant shall not use the name of the Building for any purpose other than as the address of the business or profession to be conducted by Tenant in the Premises. Nothing contained in this Lease shall be deemed to create the relationship other then the relationship of Landlord and Tenant. Landlord reserves the right to change the name of the Building without the consent of Tenant and without incurring any liability to Tenant therefor.

    44. PARTIAL INVALIDITY. If any provision of this Lease shall be held void or invalid, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

    45. NOTICES. Every notice to be given under this Lease shall be in writing and shall be sent by Certified or Registered Mail, postage prepaid, return receipt requested, or overnight courier, and shall be addressed: (a) if to Landlord, to Landlord's mailing address, attn: "Vice President - Operations", and (b) if to Tenant, to Tenant's Mailing Address; and the same shall be deemed given when received or refused by the addressee. Either party may designate, by similar written notice to the other party, any other address for such purposes. Except with respect to service of a summons and other papers in a lawsuit, each of the parties hereto waive personal or any other service than as provided for in this paragraph. Notwithstanding the foregoing, either party hereto may give the other party telegraphic notice of the need for emergency repairs.

    46. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

    47. ENTIRE AGREEMENT; MISCELLANEOUS.

         (a) This Lease, the exhibits and addenda, if any, attached hereto, contain all of the agreements and understandings between the parties.

         (b) All prior conversations or writings between the parties hereto or their representatives are merged herein.

         (c) This Lease shall not be modified except in writing signed by both parties.

         (d) The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submissions shall have no binding force and effect, shall not constitute an option for the leasing of the Premises and shall not confer any rights or impose any obligations upon either party.


         (e) If any provision contained in any exhibit hereto is inconsistent with any printed provision of this Lease, said exhibit shall supersede such printed provision.

         (f) The captions appearing herein are not intended to define, limit, or describe the intent of any paragraph.

         (g) Tenant further agrees that where required pursuant to a loan agreement between Landlord and its lender, Landlord may submit a copy of this Lease to its lender without obtaining the prior consent of Tenant.

         (h) This Lease shall be governed by the law of the State of Colorado excluding its conflict of law rules.

    48. CORPORATE PARTIES. The persons executing this Lease on behalf of Landlord and Tenant hereby warrant that each is duly organized or qualified (if foreign) under the laws of, and is authorized to do business in, the state where the Building is located and that each person executing this Lease is authorized to sign and execute this Lease.

    49. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the conditions, covenants, and agreements of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provisions of this Lease.

    50. ANNUAL FINANCIAL STATEMENT. Tenant agrees to submit to Landlord within fifteen (15) days of Landlord's request therefore, a statement setting forth the financial condition of Tenant, and of Tenant's Guarantor, if applicable. Said statement shall be certified by an officer of Tenant.

    51. UCC FILING. In the event Tenant is in Default in the payment of rent, Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney in fact in Tenant's name, place and stead, with full power and authority to execute UCC Filings recognizing and recording Landlord's statutory or contractual lien.

    52. HAZARDOUS MATERIAL. Landlord warrants that as of the Commencement Date the Center complies with all environmental regulations affecting the Center and with the Americans with Disabilities Act. Landlord agrees to maintain such compliance at Landlord's expense throughout the Term of the Lease. Tenant shall not cause or permit any Hazardous Material, as defined below, to be brought upon, kept, stored, utilized, disposed of or used in or about the Premises by Tenant or its agents, employees, contractors or invitees. This restriction shall survive the termination or expiration of this Lease. If the presence of Hazardous Material on the Premises is caused or permitted by Tenant or its agents, employees, contractors or invitees and results in contamination of the Premises, the Building or the Center, then Tenant shall indemnify, defend and hold Landlord and any owner of the property wherein the Premises are located harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in or on the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its agents, employees, contractors or invitees results in any contamination of the Premises, Tenant shall promptly take all actions at its own expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Landlord's approval of such remedial action shall first be obtained.

    As used herein, the term "Hazardous Material" shall mean hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to present and future federal, state or local laws, rules or regulations and judicial or administrative interpretation thereof.

    Upon reasonable notice, Landlord and its agents shall have the right to inspect the Premises at any time to determine whether Tenant is in compliance with this paragraph 52.

    53. PARKING. Landlord shall provide for Tenant's exclusive use a limited number of parking spaces proximate to the Building. Landlord warrants that there will be reasonably adequate parking proximate to the Building for Tenant's employees, which Tenant represents shall not generally exceed eight (8) spaces for each 1,000 useable square feet leased hereunder. Tenant agrees to instruct its employees to park in the southern portion of the Center parking area.

    54. RIGHT OF FIRST REFUSAL. In the event Landlord receives a bona fide offer to lease space in the lower level of the Burlington Building as shown on Exhibit A-1 to this Lease (the "Space") from a third party, which offer Landlord intends to accept, Tenant shall have a right of first refusal to lease the Space at the same rental rate offered by said third party, provided Tenant provides written notice to Landlord as set forth below.

    Tenant shall exercise said right of first refusal by giving Landlord written notice thereof within five (5) business days from the date that Tenant receives written notice from Landlord stating the terms of such offer. In the event Tenant elects to lease the Space, Tenant shall execute an Amendment and Supplement modifying this Lease in form and substance satisfactory to Landlord, confirming the exercise of Tenant's right to lease the Space and setting forth the Base Rent payable for the Space, along with such other terms and conditions as Landlord may require. Tenant's election not to exercise its right hereunder as to any specific portion of the Space shall remain in effect until Landlord receives an offer to lease such Space that is substantially different from the offer that was presented to, and rejected by, Tenant.

    In the event Tenant shall exercise the right of first refusal but fails to execute an Amendment and Supplement modifying this Lease to include the Space and the Base Rent for the Space within thirty (30) days from the date Tenant receives said Amendment and Supplement to Lease from Landlord, Landlord may execute said Amendment and Supplement to Lease on behalf of Tenant pursuant to a power of attorney granted hereby for that purpose. In the alternative, Landlord may deem Tenant's failure to timely execute said Amendment and Supplement to Lease as a permanent waiver by Tenant of this Right of First Refusal.

    The right of first refusal provided for herein shall be exercisable by Tenant only and may not be assigned or transferred by operation of law or otherwise. Tenant may exercise said right on the condition that it is not in default hereunder.

    55. CONSENT. In each instance where the consent or approval of Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed.

    56. CONSTRUCTION ALLOWANCE FOR TENANT'S WORK. Landlord shall reimburse Tenant for the cost of Tenant's planning and cabling work delineated in Tenant's working plans (hereafter "Tenant's Work") in the amount and manner hereinafter provided in this Paragraph, the amount of such reimbursement hereinafter referred to as "Tenant's Construction Allowance". It is understood and agreed that Tenant's Construction Allowance shall cover only the cost of Tenant's Work. Tenant's Construction Allowance shall not exceed $106,000.00 ($2.00 per square foot) for the planning work and $106,000.00 ($2.00 per square foot) for the cabling work, totalling $212,000.00, which sum, along with Landlord's construction cost of $30.00 per square foot, has been amortized into the Base Rent, over the Term of the Lease, at an interest rate of 12% per annum. Any unused portion of Tenant's Construction Allowance may be credited by Tenant against Base Rent payable under the Lease in an amount not to exceed 25% of Base Rent payable to Landlord each month.

    Landlord shall pay Tenant's Construction Allowance to Tenant's General Contractor upon completion of Tenant's Work as certified by Tenant's architect, (subject, however, to Landlord's verification that Tenant is in full compliance with the Lease, that Tenant is not in default, and that Tenant's Work has been completed), and when Tenant and Tenant's General Contractor have furnished to Landlord the following:

    (1) Tenant's affidavit that Tenant's Work has been completed to its satisfaction and in strict accordance with the working plans and Tenant's construction requirements;

    (2) A Waiver of Lien and an affidavit of the general contractor performing Tenant's Work stating that Tenant's Work has been fully completed in accordance with the working plans and that all contractors, subcontractors, laborers and material suppliers have been paid in full;

    (3) Properly completed lien waivers executed by Tenant's general contractor, and with respect to labor and materials valued in excess of $1,500, every subcontractor and laborer participating in Tenant's renovation, and every material supplier delivering material directly to the Premises. Tenant's failure to provide said lien waivers within thirty (30) days after the completion of the renovation work may be deemed a material default of this Lease; and

    (4) Invoices evidencing the actual cost to Tenant or the reasonable charge by Tenant's contractor for Tenant's Work, provided same are approved by Tenant in writing.

    If this Lease is terminated prior to the expiration of the original Term hereof, Tenant shall repay to Landlord the unamortized portion of Tenant's Construction Allowance upon demand. In the event Landlord's construction cost exceeds $30.00 per square foot, such excess amount shall, at Tenant's option, be repaid to Landlord within fifteen (15) days of Tenant's receipt of notice of such excess, or shall be amortized over the Term of the Lease into the Base Rent at an interest rate of 12% per annum.

    57. EXTENSION OPTION. Tenant shall have the option to extend this Lease for two successive periods of five (5) years each, commencing upon December 1, 2003 (each such period being herein referred to as a "Renewal Period") upon the same terms and conditions as those contained herein but, during the First Renewal Period, ending November 30, 2008, at a Base Rent of the lesser of 1) the prevailing market rent in buildings of similar character in the general location of the Building, and 2) $730,340 per annum, payable in equal monthly installments, in advance, at the rate of $60,861.67 per month. During the Second Renewal Period, ending November 30, 2013, Base Rent shall be at the prevailing market rent in buildings of similar character in the general location of the Building.

    Tenant shall exercise said option by giving Landlord written notice at least six (6) months prior to the date on which the Renewal Period will commence. Tenant shall execute an Amendment and Supplement to Lease in form and substance satisfactory to Landlord, confirming the extension of this Lease and setting forth the Base Rent payable during such Renewal Period.

    In the event that Tenant shall fail to execute an Amendment and Supplement to Lease confirming the extension of this Lease and the Base Rent payable by Tenant during the Renewal Period on or before the expiration of the then-existing Term, Tenant shall be deemed to be a month-to-month tenant and shall pay Base Rent at the rate set forth in paragraph 38 of the Lease.

    The option provided for herein shall be exercisable by Tenant only and may not be assigned or transferred by operation of law or otherwise. Tenant may exercise said option on the condition that it is not in default under the Lease, and that Tenant has not subleased or assigned all or part of the Premises.

     58. OPTION. At any time during the first 42 months of the Term, Tenant shall have the option to lease vacant and available space within the Burlington Building upon the same terms and conditions contained herein and at a Base Rental equal to the total amount of rent per square foot payable hereunder at the time Tenant takes occupancy of the Option space. Tenant agrees to execute an Amendment and Supplement of Lease in form and substance reasonably acceptable to Landlord confirming the exercise of the within option to expand, redefining the newly-defined Premises and the Base Rent.

    Tenant shall exercise the within Option by giving Landlord at least thirty
(30) days and no more than sixty (60) days written notice of Tenant's intent to lease the available expansion space.

    59. SATELLITE DISH. Subject to approval by Landlord of plans by Tenant, which approval shall not be unreasonably withheld, Tenant may erect one (1) satellite dish and one (1) microwave dish, the weight and size of which shall not be such as to cause an obstruction visually and/or create a structural engineering problem on the roof of the Burlington Building to enable the Permitted Use. Said construction and subsequent maintenance of the satellite dish shall be at Tenant's sole risk and cost and in compliance with all applicable laws and ordinances. Tenant agrees to indemnify and hold harmless Landlord from any injury or damage to person or property which may result from the erection or presence of such satellite dish. Tenant agrees to coordinate its work with Landlord's roofing contractor prior to the commencement of any such work in order to not void Landlord's roofing warranty. Subject to Landlord's approval, which approval shall not be unreasonably denied, Tenant shall have reasonable access to relevant portions of the roof for the purpose of maintaining said satellite dish.

    60. SIGNAGE. Landlord will insert Tenant's business name on the directory in the Building at no cost to Tenant. Tenant shall, at Tenant's own cost, provide identification signs of such size, design and character as Landlord shall first approve in writing, at the northwest entrance to the common area of the Building and at the elevator banks serving the Premises. Tenant shall also be permitted to erect Landlord's approved identification signs at each of the parking spaces allocated for Tenant's use pursuant to Paragraph 53 hereof, at Tenant's own cost. Each sign shall be of such size, design and character as Landlord shall first approve in writing and shall be placed at locations designated by Landlord. Except as specifically set forth herein, other than such permitted signs Tenant shall not allow, install or maintain any sign upon or outside the Premises, in the Center, on the Building, or in the parking areas serving the Building. Landlord shall have the right to remove any signs installed by Tenant in violation of this paragraph and to charge Tenant for the cost of such removal and any repairs necessitated thereby. Tenant may erect an identifying sign on the exterior wall of the portion of the Building within which the Premises is located, at Tenant's cost and of such size, design and character as may be approved by Landlord and local authorities having jurisdiction over such signage. Tenant shall maintain all such signs in good condition.

    Landlord further agrees to make available to Tenant space on a Pylon sign or reader board identifying the Center and key tenants therein in the event such sign or board is erected at the Center.

     61. CAP INSTALLATION. Landlord agrees to permit Tenant to install common access provider ("CAP") fiberoptics in the Center provided Tenant's installer agrees to indemnify Landlord from any resulting damage or injury occasioned by such installation or the presence of said CAP fiberoptics in the Center. In the event Tenant's installer is unable or unwilling to agree to such indemnification, Tenant agrees to indemnify and hold Landlord harmless from any such damage or injury.

     62.  CONTINGENCY.   Landlord and Tenant agree that this Lease is
conditioned upon Tenant's obtaining from the City of Thornton ("City"), within a period of four (4) weeks following full execution of this Lease, certain monetary incentives deemed acceptable to Tenant as an inducement to Tenant to locate its business into the City. Tenant shall use all reasonable efforts to obtain such incentives from the City, and shall timely update Landlord with regard to developments in this regard. Landlord agrees to cooperate fully with Tenant in its efforts to obtain such incentives. Failure of Tenant to notify Landlord of its failure to obtain adequate incentives within said four (4) week period, or within two (2) business days following the expiration of said four week period (the "Notice Period"), shall render this contingency satisfied and this Lease in full force and effect. During the Notice Period Landlord may continue to market the Premises, provided that any third party offers to rent the Premises shall be secondary to Tenant's rights hereunder, and may be unconditionally accepted by

Landlord only after expiration of the Notice Period. The Notice Period and the within contingency shall have no effect on the Commencement Date set forth at Paragraph 1(g) of this Lease.

     63.  GENERAL CONSTRUCTION AND REPAIR COMMITMENTS.

     a. Landlord agrees to paint the exterior of the Burlington Building as soon as practicable and, within the Notice Period, to prepare and present to Tenant a renovation plan to modernize and upgrade the North Valley Center as a first class commercial building facility. Within six (6) months of the date Burlington Coat Factory vacates its premises at the Center Landlord agrees to commence, and thereafter to diligently pursue through completion, a renovation of the Burlington Building. Landlord further agrees to effect repairs to the parking lot serving the Premises in accordance with the Work Letter attached hereto and incorporated herein. While Landlord agrees to use all reasonable efforts to complete parking lot repairs prior to the Commencement Date, the parties recognize and agree that this obligation shall be contingent upon weather conditions and contractor availability.

     b. Subject to plans, which must have been pre-approved by Landlord, and subject to size, number and location criteria acceptable to Landlord in Landlord's sole discretion, Tenant shall be permitted to install skylights in the roof of the Premises during Tenant's initial pre-commencement build out of the Premises. Tenant shall be fully liable for all costs resulting from the installation, maintenance and repair of such skylights, including leaks and shall indemnify and hold Landlord harmless from all claims resulting from leaks attributable to such skylights. Such installation shall be coordinated with Landlord's roofing contractor to ensure that Landlord's roofing warranty is not voided or adversely affected by such installation by Tenant. Following installation, upon request to Landlord, Tenant shall be permitted access to the roof for purposes of cleaning and maintaining such skylights.

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease, in triplicate, as of the Date(s) set forth below their respective signatures hereto.

Signed and acknowledged in the               FIRST UNION MANAGEMENT, INC.
presence of:

                                        By:
/s/ Paula Jones                              /s/ Daniel E. Nixon, Jr.
-----------------------------------        ------------------------------------
                                             Daniel E. Nixon, Jr.,
                                             Senior Vice President

                                        And:                                 As
/s/ Paula Jones                              /s/ Joseph W. Kearney
-----------------------------------         ----------------------------------
to Landlord                                  Joseph W. Kearney,
                                             Controller & Assistant Secretary

                                                       LANDLORD

                                                  Date:
                                                       -----------------------



Signed and acknowledged in the               TELETECH TELESERVICES,INC.
presence of:

                                        By:
/s/ Jo-Nell Labbienti                        /s/ Kenneth Tuchman
-----------------------------------        ------------------------------------

                                        And:
-----------------------------------        ------------------------------------
                                                  Date:
                                                       -----------------------

                                   TELETECH HOLDINGS, INC.

                                        By:
/s/ Jo-Nell Labbienti                        /s/ Kenneth Tuchman
-----------------------------------        ------------------------------------

                                        And:
-----------------------------------         -----------------------------------
                                                  As to Tenant
                                                  Date:
                                                       -----------------------

                                                            TENANT


     This Lease is being forwarded for your approval and execution on the understanding that it shall not become effective until it is accepted by Landlord and its counsel and executed and delivered by Landlord.

STATE OF OHIO            )
                         ) SS:
COUNTY OF CUYAHOGA       )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FIRST UNION MANAGEMENT, INC., a Delaware corporation, by Daniel E. Nixon, Jr., its Senior Vice President, and Joseph W. Kearney, its Controller and Assistant Secretary, who acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation, and their free act and deed personally and as such officers.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at
Cleveland, Ohio, this      day of              , 1995.
                     -----       --------------


                                        /s/ Paula Jones
                                        ---------------------------------------
                                        NOTARY PUBLIC




STATE OF                      )
                              ) SS:
COUNTY OF                     )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named TELETECH TELESERVICES, INC., a Colorado corporation, by __________________________________, its __________________________________, and
__________________________________, its __________________________________, who
acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation, and their free act and deed personally and as such officers.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at
                            , this      day of              , 1995.
----------------------------      -----       --------------

                                        /s/ Marianne Mari
                                        ---------------------------------------
                                        NOTARY PUBLIC


STATE OF                      )
                              ) SS:
COUNTY OF                     )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named TELETECH HOLDINGS, INC., a Delaware corporation, by __________________________________, its __________________________________, and
__________________________________, its __________________________________, who
acknowledged that they did sign the foregoing instrument and that the same is the
free act and deed of said corporation, and their free act and deed personally and as such officers.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at
                            , this      day of              , 1995.
----------------------------      -----       --------------

                                        /s/ Marianne Mari
                                        ---------------------------------------
                                        NOTARY PUBLIC

May 9, 1996



TeleTech Teleservices, Inc. and TeleTech Holdings, Inc.
1700 Lincoln Street
Denver, CO 80203
Attention: Mr. Joseph Livingston

RE:  TeleTech Teleservices, Inc. and TeleTech Holdings, Inc.

Gentlemen:

This Work Letter, by reference, is made part of the Lease between First Union Management, Inc., as Landlord, and THE ABOVE NAMED as Tenant, covering leased premises known as THE FIRST FLOOR OF THE BURLINGTON BUILDING, in NORTH VALLEY CENTER (hereinafter referred to as the "Premises").

The Premises will be altered by Landlord as set forth in detail below. Landlord shall provide all materials, labor, construction coordination and general supervision necessary to remodel the Premises as itemized below:

BUILDING SHELL IMPROVEMENTS AS FOLLOWS:

CONSTRUCTION/DEMOLITION
Demolition of all existing walls, ceilings, flooring, escalator, floor drains and outlets as necessary (existing mechanical rooms and elevators to remain). Floor flatness tolerance to be within 1/4 - inch over 10 - feet in all areas that tenant does not build up slab for conduit installation.
Acoustical 2x2 tegular fine line ceiling and grid throughout [Tenant Allowance shall be increased (on a unit price basis) to account for any areas where alternate ceiling materials are used].
Exterior windows- Replace existing windows with thermal insulated blue Azurlite glass, bronze frames and doors. Existing window frames may be used as approved by structural engineer. Install seven new windows to match second floor windows. An eighth window, approximately one half the size of full size windows, shall be added on the west elevation (north side).
Architectural and engineering fees for all Building Shell Improvements. Mecoshade or equivalent horizontal miniblind window blinds on all windows to match 2nd floor window treatments.
1. All perimeter wall surfaces (adjacent to windows) to be insulated per code, drywalled, taped, and ready to receive tenant finish.
2. Demising walls separating tenants to be drywalled to underside of structure, taped ready to receive tenant finish and fully insulated for acoustic purposes.
All interior columns drywalled, taped and ready to receive tenant finish.
     Existing drywall to remain.

ELECTRICAL
Electrical service as follows; 3.5 Watts per RSF for lighting and; 7.5 Watts per RSF for convenience power. The cost to add electrical capacity beyond the above loads is Tenant Allowance work.
Exit signs, smoke detectors and fire alarms per code.

Page 2
May 9, 1996


HVAC / MECHANICAL
Building standard fire protection system (existing system) per tenant plan.
     The cost to relocate sprinkler risers or mains is Tenant Allowance work.

2. Complete building standard HVAC system (existing system) per tenant designed specifications (excluding supplemental air conditioning to computer room) including:
          a.  Installation of thermostats controlling the system.
          b. Installation of any building standard diffusers - flex duct associated with all air distribution.
          c. Provision and installation of any low pressure sheet metal pipe directly associated with the connection above.
          d.  Testing and balancing of the standard system.
          e. Relocation of any low pressure ductwork per tenant plan. Relocation of any main duct distribution is Tenant Allowance work.
          f. Additional heating and cooling capacity to meet tenant occupancy requirements.

3. Restrooms upgrades, fixtures, accessories and finishes to match 2nd floor restrooms per ADA and tenant code occupancy requirements including ceramic tile on all walls to a height of 5 feet and adequate drainage for flood washing. Extension of sanitary line to be Tenant Allowance work.

FINISHES
All finishes to be included in tenant allowance.

FLOORING
All flooring to be included in tenant allowance.

BUILDING SHELL IMPROVEMENTS - TEMPORARY SPACE

Restrooms per ADA and tenant code occupancy requirements as located on Exhibit
     A-3.
Existing HVAC system to provide sufficient amounts of cooling for tenant occupancy. Demolition, computer room HVAC, diffuser or duct relocations, lighting, electrical, life safety, permits (for tenant work), ceiling improvements, sprinkler work and all finishes are tenant work.
Demising wall separating temporary space from permanent to be drywalled and taped ready for tenant finishes.
Landlord warrants that existing sprinkler and life safety systems meet code requirements.

TENANT IMPROVEMENT WORK AS FOLLOWS:

Other than the work described above as Building Shell Improvements, the space comes in "as is" condition. All Tenant Improvement costs will be charged against the following allowances. Any costs which exceed the allowance will be at Tenant's expense. Costs charged to allowance items 1, 2 and 3 may be combined and tracked against the total of $34.00/RSF.

Space Planning Allowance: An allowance of $2.00/RSF for space planning and design services required for Tenant Improvement Work will be administrated by Tenant.
Cabling Allowance:  An allowance of $2.00/RSF for technology cabling will be administrated by Tenant.
Tenant Improvement Allowance:  An allowance of $30.00/RSF for Tenant
     Improvements will be administrated by Landlord using an "open book" format. Tenant will approve all charges to the Tenant Improvement Allowance prior to release of the work.

Page 3
May 9, 1996


Mechanical Relocation Allowance: An allowance of $1.00/RSF for relocation of existing mechanical systems will be administrated as a separate cost item and any unused balance will reduce this allowance accordingly.

In the event Tenant makes any changes, additions or modifications to the above itemized list of Landlord's work and materials ("Tenant Changes") which result in an increase in costs to Landlord over and above the costs Landlord would have incurred in the absence of the Tenant Changes, Landlord shall notify Tenant in writing of the amount of such increase.

Upon receipt of said notice Tenant shall, within three (3) business days thereafter, notify Landlord in writing that it shall either (i) approve the additional cost to complete the alterations and thereby agree to reimburse Landlord for the amount by which the cost to complete the alterations (which cost shall include an amount equal to five percent (5%) of Landlord's costs as an administrative fee attributable to its construction coordination and supervision) exceeds Landlord's costs without Tenant's Changes, or (ii) agree to reduce the scope of the alterations so that the actual cost of the alterations does not exceed Landlord's costs without Tenant's Changes.

If Tenant is to provide any additional features, materials or work, over and above that specified in this Work Letter, Tenant must receive the written approval of Landlord, in advance, and must pay all costs and expenses for such work.

Finally, Tenant understands and acknowledges that notwithstanding any representation by Landlord or its agents to the contrary (i) Landlord estimates that the time to complete construction described above is 12 to 16 weeks, and that Landlord will not commence construction until after the Lease is fully executed by both parties, and (ii) if Tenant desires at its sole cost and expense, and Landlord agrees, to make any changes in the scope of construction that the estimated completion of construction will be adjusted accordingly.

Respectfully Submitted,

/s/ Kevin Farrell
-----------------------


Kevin Farrell
Vice President - Director of Construction





AGREED TO AND ACCEPTED BY:             AGREED TO AND ACCEPTED BY:
Mr. Joseph Livingston                  FIRST UNION MANAGEMENT, INC.
Tenant                                 Landlord
By: /s/ Joseph Livingston              By: /s/ Joseph W. Kearney
    -----------------------------           ----------------------------

Date:                                            Date:
      -------------------                              -----------------